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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Newmont Mining Corporation's previously filed S-8 Registration Statement Nos. 033-49872, 033-53267, 033-62496, 333-04161, 333-64795, 333-69147, 333-69145, 333-75993, 333-38178, 333-
38184; S-8 Registration Statement to Form S-4 No. 333-50516; Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-19335-01; S-3 Registration Statement Nos. 033-45325, 033-54249, 033-45325, 333-59141, 333-82671, 333-48908;
S-3 Registration Statement to Form S-4 No. 333-50516; S-4 Registration No. 333-92029.

                                            /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 30, 2001